                                                        EXHIBIT 5

                     FIRST RESTATEMENT OF THE
                  ACCEL INTERNATIONAL CORPORATION
                     1987 STOCK INCENTIVE PLAN

     WHEREAS, ACCEL International Corporation, a Delaware corporation, desires to attract capable employees and directors for itself and its subsidiaries, and to provide long range inducements for its key employees and directors to remain in the employment of the Company, to perform effectively, and to acquire a permanent stake in the Company with the interest and outlook of owners; and

     WHEREAS, the Company has determined that these objectives will be promoted by the granting to key employees and directors of options to acquire shares of the Common Stock of the Company;

     NOW, THEREFORE, the Company hereby adopts the First Restatement of the ACCEL International Corporation 1987 Stock Incentive Plan on the following terms and conditions:

                      PART I - KEY EMPLOYEES

     Section 1. DEFINITIONS. The following terms, when used in Part I of the Plan, shall have the following meanings:

          "Award" means a grant of any rights under the Plan

          "Board" means the board of directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended, or any similar successor code.

          "Committee" means the administrative committee created by the provisions of Part I of the Plan.

          "Company" means ACCEL International Corporation, a Delaware corporation, and its present and future wholly-owned subsidiaries.

          "Conditions Precedent" means the conditions contained in an award of Restricted Stock, which would cause the forfeiture of such award if the Participant fails to perform such conditions.

          "Director" means any director of ACCEL International Corporation.

          "Employee" means any employee of the Company.

          "Fair Market Value" means the fair market value of a share of Stock on a given date equal to (a) if the Stock is not listed for trading on a national securities exchange, the closing bid prices of the Stock in the over-the-counter market on the day prior to the date of determination or the most recent such bid prices then available, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or if the Stock is not then quoted by NASDAQ, as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose, or (b) if the Stock is listed for trading on a national securities exchange, the closing prices of the Stock on such exchange on the day prior to the date of determination or, if no prices can be determined for the day prior to the date of determination, the most recent date for which such price can reasonably be ascertained.

          "Incentive Stock Option" or "ISO" means a Stock Option intended to comply with the terms and conditions set forth in Section 422A of the Code.

          "Key Employee" means any full-time Employee of the Company whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of the Company.

          "Non-Performance Option" means any Option which is not a Performance Option.

          "Nonstatutory Option" or "Nonincentive Option" means a Stock Option other than an Incentive Stock Option.

          "Option" or "Stock Option" means a right granted under the Plan to a Participant to purchase a stated number of shares of Stock.

          "Participant" means any Key Employee or nonemployee Director who is eligible to receive and has received an Award under the Plan.

          "Performance Option" means an Option which is awarded or vests on the basis of performance criteria determined prior to the period for which performance is measured.

          "Plan" means this First Restatement of the ACCEL International Corporation 1987 Stock Incentive Plan (formerly, the Acceleration
Corporation 1987 Incentive Stock Option Plan).

          "Restricted Stock" means Stock which is not transferable or may be forfeited in accordance with the terms of the Plan under which it was issued.

          "Restriction Period" means the periods of time during which some or all shares of Restricted Stock may not be assigned or transferred and are subject to forfeiture on failure of Conditions Precedent.

          "Rule 16b" means Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor provision in effect at the time of grant or exercise of an Award.

          "Stock" means common stock, par value $0.10 per share, of the Company.

          "Stock Bonus" means an Award of Stock or Restricted Stock under the Plan.

     Section 2. ADMINISTRATION. (a) Part I of the Plan shall be administered by the Board or the Compensation Committee of the Board in accordance with this Section 2.

          (b) The number of members of the Committee shall be fixed by the Board but shall not be less than three nonemployee Directors. The members of the Committee shall be appointed by the Board and shall serve until their resignation or removal by the Board with or without cause. A Committee member may resign at any time by notice to the Board, which notice may specify the date on which it will become effective. Vacancies on the Committee shall be filled by the Board. The compensation, if any, of the members of the Committee shall be determined by the Board, and the members shall be reimbursed by the Company for their expenses in administering the Plan. The Board, in its sole discretion, may ratify any action taken by the Committee.

          (c)  The members of the Committee shall be nonemployee Directors
(i) who are not eligible to receive Awards under Part I of the Plan, and
(ii) who have not been eligible within one year before appointment to the Committee for selection as Participants under Part I of the Plan.

          (d) Subject to the express provisions of the Plan and in addition to the powers granted by other sections of the Plan, the powers of the Committee include having the authority, in its discretion, to: (i) determine the Participants and grant Awards; (ii) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; (iii) make all other determinations necessary or advisable for administering the Plan, including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; (iv) review and resolve all claims of Employees and Participants; and (v) retain assistants and professional advisers. The actions and determinations of the Committee on matters related to the Plan shall be conclusive.

          (e) No member of the Board or the Committee shall have any personal liability to the Company, the Participants, the Employees, the Directors, the Company or its stockholders for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award. The members of the Committee shall be indemnified by the Company as agents of the Company pursuant to its bylaws.

          (f) At all meetings of the Committee, a majority of the number of its members shall constitute a quorum for the transaction of business, and the vote of a majority of the members present shall be the act of the Committee. The Committee shall select a secretary, who need not be a member of the Committee, and shall maintain a written record of its meetings and actions. Any action required or permitted to be taken by the Committee may be taken without a meeting if all members hereof consent in writing thereto. Any one or more members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear and speak to others at the same time.

          (g) Regular meetings of the Committee may be held on at least 10 days' notice at such times and places as the members thereof or the Company may determine from time to time. Special meetings of the Committee may be called by the Chairman of the Board, the President or Secretary of the Company, or the Chairman of the Committee on at least 48 hours' notice to each member of the Committee personally, by mail, or by telephone. A notice need not specify the purpose of any regular or special meeting of the Committee.

     Section 3. STOCK SUBJECT TO THE PLAN. (a) The aggregate number of shares of Stock in respect of which Options may be exercised under Part I of the Plan or which may be granted as Restricted Stock shall not exceed 750,000 (including the 300,000 shares reserved for issuance under the Plan by the Board on April 9, 1987).

          (b) If any Awards granted under Part I of the Plan are cancelled, terminate or expire for any reason without having been exercised in full, the shares of Stock related thereto shall be available again for all purposes of Part I of the Plan. If any Restricted Stock issued under the Plan shall be forfeited, the shares of Stock so forfeited shall be available again for all purposes of Part I of the Plan.

          (c) In the event of any change in the Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding Awards as it deems necessary and appropriate including, but not limited to, changing the number of shares of Stock reserved under the Plan or covered by outstanding Awards, and the prices under outstanding Awards.

          (d) Shares of Stock which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued shares of its Stock. Any issuance of authorized but unissued Stock shall be approved by the Board. Shares of authorized but unissued Stock may not be delivered under the Plan if the purchase price thereof is less than the par value of the Stock, unless an amount equal to the par value of the Stock delivered is transferred to the capital of the Company. No fractional shares of Stock shall be issued or sold under the Plan nor shall any cash payment be made in lieu of fractional shares.

          (e) In no event may any Award be made which would have the effect, by use of different types of Award or variations of terms, of avoiding the restrictions on Awards of Performance Options, Non-Performance Options and Stock Bonuses.

     Section 4. ELIGIBILITY. Only Key Employees shall be eligible to be selected by the Committee and receive Awards under Part I of the Plan.

     Section 5. STOCK OPTIONS. (a) The Committee shall determine which Participants shall receive Options, the number of Options to be so received, the exercise price per share under the Option, the times when Participants shall receive and may exercise them, the Option term, the number of shares to be subject to each Option, whether or not an Option so granted is to qualify as an Incentive Stock Option, whether or not the Stock issuable on exercise of the Option will be Restricted Stock and the Restriction Period and Conditions Precedent applicable to any such Restricted Stock and the terms and conditions of individual Option grants (which need not be identical). Options shall expire upon termination of the Participant's employment for any reason; provided, however, that if such employment is terminated by death or disability, the estate of the deceased optionee (or the optionee in the case of disability) shall have the right to exercise any award under Part I of the Plan for a period of six months after the date of death or disability. No Option shall be exercised after the expiration of 10 years from the date such Option is granted.

          (b) If the Committee grants Incentive Stock Options, they shall be granted to such persons and on such terms and conditions relating to exercise and otherwise as may be necessary to cause them to be "incentive stock options" under Section 422A of the Code and the regulations thereunder, as the same or any successor statute or regulations may at the time be in effect. The aggregate Fair Market Value of the shares of Stock, determined as of the time the Option is granted, which first became exercisable under all Incentive Stock Options granted under plans of the Participant's employer corporation or any parent or subsidiary (as defined in Section 425 of the Code) thereof, in any calendar year after the 1986 shall not exceed $100,000. No person shall be eligible for the grant of an Incentive Stock Option who owns or would own immediately before the grant of such Stock Option, directly or indirectly, stock possessing more than 10% percent of the total combined voting power of all classes of stock of the Company. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least 110% of Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

          (c) No shares of Stock will be issued or transferred pursuant to an Award unless and until all applicable requirements imposed by federal and state securities laws and by any stock exchanges upon which the Stock may be listed, have been fully met. As a condition precedent to the issuance of stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

          (d) The Committee may, in its sole discretion, and upon such terms and conditions as it shall determine, permit the exercise price and/or withholding taxes to be paid in cash by the tender to the Company of shares of Stock (including Restricted Stock, which shall be valued as if it were not subject to restrictions on transfer or possibilities of forfeiture) owned by the Participant. If shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of such Option or for payment of withholding taxes, equal to the number of shares of Restricted Stock tendered, shall be subject to the same restrictions as the Restricted Stock so tendered and any additional restrictions that may be imposed by the Committee. Each Option shall be reduced to writing in an Option Agreement in such form as the Committee determines within a reasonable period after the date of grant.

     Section 6. RESTRICTED STOCK. (a) The Committee shall determine which Participants shall receive awards of Restricted Stock, the number of shares of Restricted Stock to be awarded to each Participant, and the Restriction Period and Conditions Precedent applicable thereto. The Restriction Period shall end on the earlier of the time set by the Committee or the death or total and permanent disability of the Participant. The Conditions Precedent for each award of Restricted Stock shall be determined by the Committee and may include individual or Company performance requirements, conditions that the Participant shall remain an active full-time Employee and that the Participant may not during the Restriction Period compete with the Company or misuse its confidential information. Shares of Restricted Stock awarded under the Plan may not be transferred or assigned by the Participant unless and until the Restriction Period has ended.

          (b) If during the Restriction Period, the Participant fails to perform any Condition Precedent in a manner satisfactory to the Committee, any amounts paid by the Participant for the Restricted Stock under the Plan shall be repaid, without interest, to the Participant, and thereafter all of his right, title and interest in and to the shares of Restricted Stock shall be forfeited and the Company shall cause such shares to be cancelled or transferred free and clear of all restrictions to the Company treasury.

          (c) Upon receipt of a notice from the Committee that an Award of Restricted Stock has been made, the Participant shall execute and deliver to the Company a blank stock power. On the delivery to the Company of such stock power, a certificate for the shares of Restricted Stock awarded hereunder bearing such restrictive legend as the Committee may deem appropriate will be registered in the name of the Participant and delivered to the Company which will hold it in escrow for the Participant. If such shares of Restricted Stock are not forfeited as provided in Section 6(b) above, the Company will deliver such certificates to the Participant or his personal representative at the end of the Restriction Period.

          (d) The Committee may, in its sole discretion, waive or reduce any Restriction Period or Condition Precedent upon such terms and conditions as it may, in its discretion, determine.

          (e) Except for the restrictions on transfer, the delivery into escrow, and the possibilities of forfeiture set forth above, upon the issuance of a certificate for any award of Restricted Stock, the registered owner thereof shall have all other rights in such shares, including rights to vote such shares and receive dividends other than distributions of shares of any class of stock issued by the Company which distributions shall be delivered into escrow under the same Restriction Period and Conditions Precedent as the shares of Restricted Stock from which they derive.

          (f) The Committee may grant a Stock Bonus to any Participant, which shall vest and be payable at such times as the Committee may determine. The Committee may also determine that any Stock issued in connection with the grant of a Stock Bonus shall be Restricted Stock on such terms and conditions as the Committee may determine under Section 6.

     Section 7. CANCELLATION OF AWARDS. The Committee may permit the voluntary surrender of all or a portion of any Award under Part I of the Plan to be conditioned upon the granting to the Participant of a new Award with terms the same as or different from those of the Award surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Award. Such new Award shall be on such other terms and conditions permitted under the Plan as are specified by the Committee at the time the new Award is granted. Upon surrender, the Award surrendered shall be cancelled and the Stock previously subject to it shall be available for the grant of other Awards.

     Section 8. AMENDMENTS OF AWARDS. The Committee may, subject to the consent of the holder where the action may impair or adversely alter the rights of the holder, at any time and from time to time after the grant of an Award, modify the terms of any grant under Part I of the Plan to terms not inconsistent with the provisions of the Plan.

     Section 9.  GENERAL PROVISIONS.

          (a) Nothing in the Plan or any Award or any instrument executed pursuant to the Plan will confer upon any Participant any right to continue to be employed by the Company or affect the right of the Company to terminate the employment of any Participant at any time, without notice, and for any reason not specifically prohibited by law.

          (b) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Option or Award except as to such shares of Stock, if any, that have been issued or transferred to such Participant.

          (c) The liability of the Company under this Plan or in connection with any exercise of any Award is limited to the obligations expressly set forth in the Plan and in the grant of any Award, and no term or provision of this Plan or of any grant of any Award shall be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or any grant of any Award.

          (d) The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines are required to be withheld in connection with any Award, including, but not limited to, the withholding of shares from an Award upon such terms and conditions as the Committee may provide. The Company may require the Participant to satisfy any relevant tax requirements before authorizing any issuance of Stock or the payment of any Award to the Participant.

          (e) The Awards granted under the Plan shall become fully vested and exercisable upon (i) the acquisition by any person (defined for the purposes of this Section to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company or an employee benefit plan created by its Board for the benefit of its Employees, either directly or indirectly, of the beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the Securities and Exchange Commission ("SEC") under Section 13(d) of the Exchange Act) of securities issued by the Company having 50% or more of the voting power of all of the voting securities issued by the Company in the election of directors at the next meeting of the holders of voting securities to be held for such purpose, and such person acquired such beneficial ownership without the prior consent of the Board; (ii) the election of a majority of the directors, elected at any meeting of the holders of voting securities of the Company, who were not nominated for such election by the Board or a duly constituted committee of the Board; or
(iii) the dissolution, liquidation, reorganization, merger or consolidation with or transfer of substantially all of the assets of the Company to another person, provided that the Board does not approve such dissolution, liquidation, reorganization, merger, consolidation, or transfer.

          (f) Notwithstanding anything else in this Plan, the grant of an Award to any Participant subject to Section 16 of the Exchange Act, must be held by such Participant for not less than six months or such greater period as the Committee may determine from the date such Award was granted.

     Section 10. NO TRANSFER. No Option, Restricted Stock or other benefit under the Plan may be transferred other than by will or the laws of descent and distribution; and no Option may be exercised during the life of the Participant to whom it was granted except by such Participant.

     Section 11. EFFECTIVE DATE OF THE PLAN. The Plan, as restated, shall become effective upon its approval by the affirmative vote of the holders of a majority of the outstanding shares of Stock present, or represented, and entitled to vote at the meeting of stockholders of the Company. The effective date of the grant of an Award shall be the date the Award is granted by the Committee.

     Section 12. AMENDMENT AND TERMINATION. No Award shall be granted under the Plan more than 10 years after the date the restated Plan is approved by the stockholders of the Company. The Board may at any time terminate the Plan, or make such amendment to the Plan as it may deem advisable; provided, however, that no amendment shall apply to the holder of any Award if the amendment might impair or adversely alter the rights of the holder, unless the holder consents to the amendment and no amendment shall be made without the approval of a majority of the outstanding shares of Stock present, or represented, and entitled to vote at a meeting of stockholders duly held, if it would:

          (i) Change the class of person eligible to receive Awards under the Plan;

          (ii) Materially increase the benefits accruing to Participants under the Plan;

          (iii) Increase the number of shares of Stock subject to the Plan;
or

          (iv) Transfer the administration of the Plan to any person who is not a "disinterested administrator" under Rule 16b.

PART II-NONEMPLOYEE DIRECTORS

     Section 1. DEFINITIONS. All terms, when used in Part II of the Plan, shall have the same meanings as used in Part I.

     Section 2. STOCK SUBJECT TO THE PLAN. (a) The aggregate number of shares of Stock in respect of which Options may be exercised under Part II of the Plan shall not exceed
50,000.

     (b) If any Options granted under the Part II of the Plan are cancelled, terminate or expire for any reason without having been exercised in full, the shares of Stock related thereto shall be available again for the purposes of Part II of the Plan.

     (c) In the event of any change in the Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the outstanding Options shall be automatically adjusted to equitably reflect such change including, but not limited to, adjusting the number of shares of Stock reserved under the Plan or covered by outstanding Options, and the prices under outstanding Options.

     (d) Shares of Stock which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued shares of its Stock. Any issuance of authorized but unissued Stock shall be approved by the Board. Shares of authorized but unissued Stock may not be delivered under the Plan if the purchase price thereof is less than the par value of the Stock, unless an amount equal to the par value of the Stock delivered is transferred to the capital of the Company. No fractional shares of Stock shall be issued or sold under the Plan nor shall any cash payment be made in lieu of fractional shares.

     Section 3. ELIGIBILITY. Only Directors (other than Directors who are employed by the Company) of the Company, shall be eligible to receive Options under Part II of the Plan.

     Section 4.  STOCK OPTIONS.

          (a) Each nonemployee Director shall be granted an Option to purchase 2,000 shares of Stock (i) upon the initial approval of this Plan by stockholders of the Company if the person is a Director on such date, or
(ii) when the nonemployee Director first becomes a Director if the person is not a Director when the Plan is initially approved by stockholders. All grants under this Section shall be on the following terms:

               (i)  The Options shall all be Nonincentive Options.

               (ii) Each Option will have an exercise price equal to the Fair Market Value of a share of Stock on the date the option was granted.

               (iii) Each Option shall become exercisable as to 50% of the shares subject to the Option on completion of each full year prior to termination of the Director's status as Director after the date the Option was granted.

               (iv) Each Option shall lapse on the earliest of (a) the date 10 years after the date the Option was granted, or (b) the date 180 days after the termination of the Director's status as Director.

               (v) Notwithstanding the foregoing, each Option shall fully vest and become completely exercisable upon the death or voluntary retirement of the Director.

          (b) Commencing in 1992, each nonemployee Director shall be granted an Option to purchase 1,000 shares of Stock after the annual meeting of the stockholders of the Company on the following terms:

               (i)  The Options shall all be Nonincentive Options.

               (ii) Each Option will have an exercise price equal to the Fair Market Value of a share of Stock on the date the option was granted.

               (iii) Each Option shall become exercisable as to 50% of the shares subject to the Option on completion of each full year prior to termination of the Director's status as Director after the date the Option was granted.

               (iv) Each Option shall lapse on the earliest of (a) the date 10 years after the date the Option was granted, or (b) the date 180 days after the termination of the Director's status as Director.

               (v) Notwithstanding the foregoing, each Option shall fully vest and become completely exercisable upon the death or voluntary retirement of the Director.

               (vi) A nonemployee Director who receives Options under subsection (a) by reason of initially becoming a Director at the annual meeting of the stockholders of the Company shall not receive Options under this subsection (b) for such year.

          (c) No shares of Stock will be issued or transferred pursuant to an Option unless and until all applicable requirements imposed by federal and state securities laws and by any stock exchanges upon which the Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Option, the Company may require the Participant to take any reasonable action to meet such requirements.

          (d) The Company may, in its sole discretion, and upon such terms and conditions as it shall determine, permit the exercise price and/or withholding taxes to be paid in cash by the tender to the Company of shares of Stock owned by the Participant. Each Option shall be reduced to writing in an Option Agreement in such form as the Company determines within a reasonable period after the date of grant.

     Section 5.  GENERAL PROVISIONS.

          (a) Nothing in the Plan or any Option or any instrument executed pursuant to the Plan will confer upon any Participant any right to continue to serve as a Director or affect the right of the Company to terminate the status of Director of any Participant at any time, without notice, and for any reason not specifically prohibited by law.

          (b) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Stock, if any, that have been issued or transferred to such Participant.

          (c) The liability of the Company under this Plan or in connection with any exercise of any Option is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan shall be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan.

          (d) The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines are required to be withheld in connection with any Option, including, but not limited to, the withholding of shares from an Option upon such terms and conditions as the Company may provide. The Company may require the Participant to satisfy any relevant tax requirements before authorizing any issuance of Stock.

          (e) The Awards granted under the Plan shall become fully vested and exercisable upon (i) the acquisition by any person (defined for the purposes of this Section to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company or an employee benefit plan created by its Board for the benefit of its Employees, either directly or indirectly, of the beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the Securities and Exchange Commission ("SEC") under Section 13(d) of the Exchange Act) of securities issued by the Company having 50% or more of the voting power of all of the voting securities issued by the Company in the election of directors at the next meeting of the holders of voting securities to be held for such purpose, and such person acquired such beneficial ownership without the prior consent of the Board; (ii) the election of a majority of the directors, elected at any meeting of the holders of voting securities of the Company, who were not nominated for such election by the Board or a duly constituted committee of the Board; or
(iii) the dissolution, liquidation, reorganization, merger or consolidation with or transfer of substantially all of the assets of the Company to another person, provided that the Board does not approve such dissolution, liquidation, reorganization, merger, consolidation, or transfer.

     Section 6. NO TRANSFER. No Option may be transferred other than by will or the laws of descent and distribution; and no Option may be exercised during the life of the Participant to whom it was granted except by such Participant.

     Section 7. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the outstanding shares of Stock present, or represented, and entitled to vote at the meeting of stockholders of the Company. The effective date of the grant of an Option shall be the date of the stockholder annual meeting with respect to which the Option is granted.

     Section 8. AMENDMENT AND TERMINATION. No Award shall be granted under the Plan more than 10 years after the date the restated Plan is approved by the stockholders of the Company. The Board may at any time terminate the Plan, or make such amendment to the Plan as it may deem advisable; provided, however, that no amendment shall apply to the holder of any Option if the amendment might impair or adversely alter the rights of the holder, unless the holder consents to the amendment and no amendment shall be made without the approval of a majority of the outstanding shares of Stock present, or represented, and entitled to vote at a meeting of stockholders duly held, if it would:

          (i) Change the class of person eligible to receive Options under the Plan;

          (ii) Materially increase the benefits accruing to Participants under the Plan; or

          (iii) Increase the number of shares of Stock subject to the Plan.

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04/01/91